EXHIBIT 10.94

FIRST AMENDMENT TO LOAN AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Amendment") is made and entered into effective as of December 31, 2002 in Columbus, Ohio, by and among PRIMROSE SCHOOL FRANCHISING COMPANY, a Georgia corporation (the "Borrower"), PRIMROSE HOLDINGS, INC., a Delaware corporation ("PHI"), SECURITY CAPITAL CORPORATION, a Delaware corporation ("SCC" and, together with PHI, the "Corporate Guarantors"), BRIAN D. FITZGERALD, an individual (the "Individual Guarantor"), and BANK ONE, N.A., a national banking association with its corporate headquarters in Columbus, Ohio (the "Lender").

Recitals

        The following recitals are representations with respect to certain factual matters that form the basis of this Amendment and are an integral part of this Amendment.

        A.    Pursuant to the terms and conditions of a certain Loan Agreement dated as of April 5, 2002 by and among the Borrower, the Corporate Guarantors and the Lender (the "Loan Agreement"), the Lender agreed to make to the Borrower (i) loans (collectively, the "Revolving Credit Loans") up to the maximum aggregate sum of $1,000,000 under a revolving line of credit (the "Revolving Credit Commitment") and (ii) a term loan in the principal amount of $7,200,000 (the "Term Loan"). Certain capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement;

        B.    To evidence the Revolving Credit Loans, the Borrower executed a certain Revolving Credit Note dated April 5, 2002 (the "Revolving Credit Note"), whereby the Borrower promised to pay to the order of the Lender, on or before September 30, 2003, the Revolving Credit Loans, together with interest as set forth in the Loan Agreement;

        C.    To evidence the Term Loan, the Borrower executed (i) a certain Tranche A Term Note dated April 5, 2002 in the original principal amount of $4,000,000 (the "Tranche A Term Note") and (ii) a certain Tranche B Term Note dated April 5, 2002 in the original principal amount of $3,200,000 (the "Tranche B Term Note" and, together with the Tranche A Term Note, the "Term Notes"), whereby the Borrower promised to pay to the order of the Lender, on or before September 30, 2003, the Term Loan, together with interest as set forth in the Loan Agreement;

        D.    To secure the Loan Agreement and the Revolving Credit Note and the Term Notes (collectively, the "Notes"), the Lender and the Borrower entered into a certain Borrower Security Agreement dated as of April 5, 2002 (the "Borrower Security Agreement");

        E.    In consideration of the Lender entering into the Loan Agreement, each Corporate Guarantor agreed, by a certain separate Unconditional Corporate Guaranty Agreement dated as of April 5, 2002 (individually, a "Corporate Guaranty" and collectively, the "Corporate Guaranties"), to unconditionally guaranty the repayment of the Revolving Credit Loans and the Term Loan;

        F.    In consideration of the Lender entering into the Loan Agreement, the Individual Guarantor agreed, by a certain Unconditional Individual Guaranty Agreement dated as of April 5, 2002 (the "Individual Guaranty"), to unconditionally guaranty the repayment of the Revolving Credit Loans and the Term Loan, subject to the limitations set forth therein;

        G.    To secure the Loan Agreement and the Notes and PHI's obligations under its Corporate Guaranty, the Lender and PHI entered into a Guarantor Security Agreement dated as of April 5, 2002 (the "Guarantor Security Agreement");

        H.    To further secure the Loan Agreement and the Notes and PHI's obligations under its Corporate Guaranty, PHI executed and delivered to the Lender a certain Stock Pledge Agreement dated as of April 5, 2002 (the "Stock Pledge Agreement"), pursuant to which PHI pledged and assigned to the Lender all of the shares of common stock of the Borrower owned by PHI;

        I.    To secure the Loan Agreement and the Notes and the Individual Guarantor's obligations under the Individual Guaranty, the Lender and the Individual Guarantor entered into an Investment Property Security Agreement dated as of April 5, 2002 (the "Investment Property Security Agreement");

        J.    To secure the Loan Agreement and the Notes and SCC's obligations under its Corporate Guaranty, the Lender, SCC and Banc One Securities Corporation entered into a certain Control Agreement dated July 19, 2002 (the "Control Agreement");

        K.    The Lender is still the holder and beneficiary of the Loan Agreement, Notes, Borrower Security Agreement, Corporate Guaranties, Individual Guaranty, Guarantor Security Agreement, Stock Pledge Agreement, Investment Property Security Agreement and Control Agreement (such documents, together with all other documents related thereto, are hereinafter collectively referred to as the "Loan Documents"); and

        L.    The Borrower, the Corporate Guarantor, the Individual Guarantor and the Lender desire to amend the Loan Documents to, among other things: (i) provide for the substitution of a new promissory note for the Term Notes in order to modify the principal and interest payments payable thereunder and to extend the maturity date of the Term Loan from September 30, 2003 until December 31, 2004; (ii) modify the interest rate payable under the Revolving Credit Note; (iii) terminate the Individual Guaranty, Investment Property Security Agreement and Control Agreement; and (iv) make certain other changes to the provisions of the Loan Documents.

Agreement

        NOW, THEREFORE, in consideration of the agreement and undertakings of the parties hereto to amend the Loan Documents, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Balance of Term Loan; Substitute Term Note.

        (a)  The parties hereby acknowledge and agree that the outstanding principal balance of the Term Loan as of the date hereof is $5,328,000.

        (b)  On the date hereof, the Borrower shall execute and deliver to the Lender a Term Note in the form of attached Exhibit A hereto (the "Substitute Term Note"), which shall amend, restate and replace and be in substitution for the existing Term Notes. Upon the execution and delivery of the Substitute Term Note by the Borrower, the Lender shall deliver each of the original Term Notes to the Borrower marked "Cancelled".

        (c)  From and after the date hereof, unless the context thereof otherwise clearly requires, (i) all references in the Loan Documents to one or both of the Term Notes shall be deemed to refer to the Substitute Term Note, and (ii) all references to the Tranche A Term Loan and/or the Tranche B Term Loan shall be deemed to refer to the Term Loan as evidenced by the Substitute Term Note.

        (d)  Notwithstanding anything in the Loan Documents to the contrary, the Substitute Term Note shall include the following terms (which terms shall replace those set forth in Section 2.2 of the Loan Agreement):

          (i)    Term.    The Substitute Term Note shall be dated as of December 31, 2002 and shall be due and payable in full on or before December 31, 2004.

          (ii)    Variable Rate Portion of Substitute Term Note.    The unpaid principal balance of the Substitute Term Note, other than Eurodollar Rate Portions thereof, shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 1.3(d) of the Loan Agreement) (the "Variable Term Rate"). The portion of the indebtedness evidenced by the Substitute Term Note that bears interest at the Variable Term Rate is referred to herein and in the Loan Agreement as the "Variable Rate Portion". Any change in the Variable Term Rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

          (iii)    Eurodollar Rate Portions of Substitute Term Note.    The Borrower may elect from time to time to have portions of the principal indebtedness evidenced by the Substitute Term Note (each a "Eurodollar Rate Portion") bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (as determined in accordance with Section 1.3(d) of the Loan Agreement) (the "Adjusted Eurodollar Term Rate") by providing a request therefor to the Lender not less than two (2) Eurodollar Banking Days prior to the applicable Effective Date for each such Eurodollar Rate Portion, which request shall specify: (i) the total amount of the Eurodollar Rate Portion; (ii) the effective date of the applicable Adjusted Eurodollar Term Rate (the "Effective Date"), which shall be a Eurodollar Banking Day, and (iii) the length of the applicable Interest Period. The Lender shall, not later than 11:00 a.m., Columbus, Ohio time one Eurodollar Banking Days prior to the Effective Date for such Eurodollar Rate Portion, give notice to the Borrower of the applicable Adjusted Eurodollar Term Rate (including information as to the calculation thereof) applicable for the period requested by the Borrower. The Borrower shall, not later than 3:00 p.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Effective Date of each Eurodollar Rate Portion, give notice by telephone to the Lender as to whether or not the Borrower wishes to elect to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate commencing as of the applicable Effective Date. In the event the Borrower elects not to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate or fails to timely deliver such notice of election, such Eurodollar Rate Portion shall continue to bear interest at the Variable Term Rate until the Borrower has otherwise elected in accordance with provisions of this paragraph. Upon the expiration of the Interest Period applicable to each Eurodollar Rate Portion, such Eurodollar Rate Portion shall, unless the Borrower has otherwise elected in accordance with the provisions of this paragraph, bear interest at the Variable Term Rate. Each Eurodollar Rate Portion shall be in the initial amount of $1,000,000 or any integral multiple of $100,000. Each election to have a Eurodollar Rate Portion bear interest at the Adjusted Eurodollar Term Rate shall be recorded by the Lender; provided, however, that the failure of the Lender to make such recordation shall not limit or otherwise affect the obligations of the Borrower under the Substitute Term Note. Each Eurodollar Rate Portion shall bear interest during the Interest Period selected therefor at a rate per annum equal to the Adjusted Eurodollar Term Rate. The Borrower shall be obligated to pay with respect to each Eurodollar Rate Portion such additional amounts as shall be determined pursuant to Section 2.4 of the Loan Agreement.

          Upon issuance of the Substitute Term Note, each Eurodollar Rate Portion of the Tranche A Term Note shall be evidenced by the Substitute Term Note with the same Adjusted Eurodollar Term Rate and Interest Period.

          (iv)    Scheduled Principal and Interest Payments.    Principal on the Substitute Term Note shall be due and payable as follows: (i) four (4) equal consecutive quarterly installments each in the amount of $600,000.00 shall be due and payable commencing on March 15, 2003 and continuing on June 15, 2003, September 15, 2003 and December 15, 2003; (ii) four (4) equal consecutive quarterly installments each in the amount of $732,000.00 shall be due and payable commencing on March 15, 2004 and continuing on June 15, 2004, September 15, 2004 and December 15, 2004; and (iii) one final payment in the amount of the unpaid principal balance (if any) of the Substitute Term Note and accrued, unpaid interest thereon shall be due and payable on December 31, 2004.

          Interest on the Substitute Term Note shall be due and payable as follows:

            (A)    Variable Rate Portion.    Interest on the Variable Rate Portion shall be payable quarterly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Substitute Term Note.

            (B)    Eurodollar Rate Portions.    Interest on each Eurodollar Rate Portion shall be payable on the expiration of the applicable Interest Period. Interest on all Eurodollar Rate Portions shall be calculated on the basis of the actual number of days elapsed over a Business Year.

        2.    Amendments to Loan Agreement.    All terms and conditions of the Loan Agreement shall remain in full force and effect without change except as set forth in Section 1 hereof and as follows:

          (a)  Section 1.3(d) (Applicable Margin) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(d) Applicable Margin.

        (i)
        The Applicable Margin for Eurodollar Rate Loans shall be 2.75%;

        (ii)
        The Applicable Margin for Eurodollar Rate Portions of the Term Loan shall be 3.00%;

        (iii)
        The Applicable Margin for purposes of the Variable Term Rate applicable to the Variable Rate Portion of the Substitute Term Note shall be 0.50%; and

        (iv)
        The Applicable Margin for Variable Rate Loans shall be 0.00%."

          (b)  Exhibit J (Definitions) to the Loan Agreement is hereby amended by adding the following definition thereto:

          "Substitute Term Note" shall mean that certain Term Note dated as of December 31, 2002 in the original principal amount of $5,328,000 executed and delivered by the Borrower to the Lender in substitute for the Tranche A Term Note and the Tranche B Term Note, pursuant to the provisions of the First Amendment to Loan Agreement dated as of December 31, 2002 among the Borrower, the Corporate Guarantors, the Individual Guarantor and the Lender."

        3.    Amendments to Security Agreements.    All terms and conditions of the Borrower Security Agreement, the Guarantor Security Agreement, the Stock Pledge Agreement and the Corporate Guaranties shall remain in full force and effect without change except that the following is hereby added at the end of Recital A on page one thereof:

          "Pursuant to the provisions of a certain First Amendment to Loan Agreement dated as of December 31, 2002 between the Borrower, the Corporate Guarantors, the Individual Guarantor and the Lender, the Borrower executed and delivered to the Lender a certain Term Note dated as of December 31, 2002 in the original principal amount of $5,328,000 (the "Substitute Term Note"). The Substitute Term Note evidences the Term Loan and amends, restates and replaces and is in substitution for the Term Notes. From and after December 31, 2002, all references herein to one or more of the Term Notes or the Notes shall include the Substitute Term Note."

        4.    Termination of Individual Guaranty, Investment Property Security Agreement and Control Agreement.    The Lender hereby releases the guaranty of the Individual Guarantor evidenced by the Individual Guaranty and terminates its security interest in the property of the Individual Guarantor under the Investment Property Security Agreement and the property of SCC under the Control Agreement. The parties hereto hereby terminate, effective as of the date hereof, the Individual Guaranty, Control Agreement and Investment Property Security Agreement. From and after the date hereof, the Individual Guaranty, Control Agreement and Investment Property Security Agreement shall be void and of no further force and effect.

        5.    Closing Fee.    Upon execution of this Amendment by the parties hereto, the Borrower shall pay the Lender a closing fee in the amount of $26,640.00 (representing 0.50% of the outstanding principal balance of the Term Loan in the amount of $5,328,000).

        6.    Reaffirmation of Representations and Warranties.    The Borrower and the Corporate Guarantors hereby, jointly and severally, represent and warrant that they are in full compliance with all terms, conditions, covenants, agreements, stipulations, representations and warranties under the Loan

Documents, as amended hereby, and the Borrower and the Corporate Guarantors, jointly and severally, hereby reaffirm the same as of the date hereof.

        7.    Compliance with Loan Documents.    Each of the Borrower and the Corporate Guarantors covenants to perform and observe all covenants, agreements, stipulations and conditions on its respective part to be performed under the Loan Documents, as amended hereby.

        8.    Continuation of Loan Documents.    Except as specifically modified herein, the Loan Documents shall remain in full force and effect in all respects according to their original terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by the Loan Agreement and the Notes, and nothing in this Amendment shall affect or impair any rights and powers that the Lender may have thereunder. All of the amendments to the Loan Documents set forth in this Amendment shall be deemed to operate prospectively only, and the provisions of the Loan Documents that were in place prior to this Amendment shall continue to govern all matters related to periods prior to the date hereof.

        9.    Expenses.    The Borrower shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements, incurred or paid by the Lender in connection with the negotiation, development, preparation, execution and performance of this Amendment.

        10.    Counterparts.    This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        11.    Successors and Assigns.    This Amendment is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither the Borrower nor either Corporate Guarantor may assign or transfer their respective rights or duties under this Amendment or the Loan Documents without the prior written consent of the Lender.

        12.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the conflicts of laws thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LENDER:		CORPORATE GUARANTORS:
BANK ONE, N.A., a national banking corporation		PRIMROSE HOLDINGS, INC., a Delaware corporation
By:	/s/ Mark Slayman	By:	/s/ J. Derek Fuller
	Mark Slayman, Vice President	Name:	J. Derek Fuller
		Title:	Secretary
SECURITY CAPITAL CORPORATION, a Delaware corporation
		By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Vice President and CFO
BORROWER:		INDIVIDUAL GUARANTOR:
PRIMROSE SCHOOL FRANCHISING COMPANY, a Georgia corporation
By:	/s/ J. Derek Fuller	/s/ Brian D. Fitzgerald
Name:	J. Derek Fuller	BRIAN D. FITZGERALD, individually
Title:	Vice President

CONSENT OF BANC ONE SECURITIES CORPORATION

        Pursuant to the provisions of the forgoing First Amendment to Loan Agreement (the "Amendment"), Banc One Securities Corporation hereby consents to the termination of the Control Agreement (as defined in the Amendment).

BANC ONE SECURITIES CORPORATION
By:	/s/ Peter D. Risch
Name:	Peter D. Risch
Title:	Senior Investment Consultant

EXHIBIT A

TERM NOTE

$5,328,000	Columbus, Ohio December 31, 2002

        FOR VALUE RECEIVED, PRIMROSE SCHOOL FRANCHISING COMPANY, a Georgia corporation (the "Borrower"), hereby promises to pay to the order of BANK ONE, N.A., a national banking association (the "Lender"), or its assigns, as further provided herein, the principal amount of Five Million Three Hundred Twenty-Eight Thousand Dollars ($5,328,000), together with interest on the unpaid principal balance hereunder at the fluctuating rate of interest provided for in Article 2 of the Agreement (as referred to and defined in Section 1 hereof) and in Section 1(d) of the First Amendment (defined below). Interest on the unpaid principal balance shall be calculated pursuant to the fluctuating rate of interest provided for in Article 2 of the Agreement (as set forth in Section 1(d) of the First Amendment) and shall be paid on the dates as determined in accordance with the provisions of Article 2 of the Agreement and Section 1(d) of the First Amendment. In accordance with the provisions of Section 1.2(d)(iv) of the First Amendment, principal shall be due and payable as follows: (i) four (4) equal consecutive quarterly installments each in the amount of $600,000.00 shall be due and payable commencing on March 15, 2003 and continuing on June 15, 2003, September 15, 2003 and December 15, 2003; (ii) four (4) equal consecutive quarterly installments each in the amount of $732,000.00 shall be due and payable commencing on March 15, 2004 and continuing on June 15, 2004, September 15, 2004 and December 15, 2004; and (iii) one final payment in the amount of the unpaid principal balance (if any) hereof and accrued, unpaid interest thereon shall be due and payable on December 31, 2004. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43217-0171.

        Section 1.    Loan Agreement.    This Term Note (this "Note") amends, restates, replaces and is in substitution for that certain Tranche A Term Note and that certain Tranche B Term Note, each dated April 5, 2002, referred to in the Loan Agreement dated as of April 5, 2002, among the Borrower, Primrose Holdings, Inc., a Delaware corporation, Security Capital Corporation, a Delaware corporation, Brian D. Fitzgerald and the Lender, as the same may be amended, modified or supplemented from time to time (the "Agreement"), which Agreement is incorporated herein by reference. This Note is the Substitute Term Note referred to in the First Amendment to Loan Agreement dated as of December 31, 2002 that amends the Agreement (the "First Amendment"). All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments of principal prior to maturity hereof upon the terms, conditions and provisions specified therein.

        Section 2.    Endorsements.    All payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Agreement.

        Section 3.    Setoff.    Any and all moneys now or at any time hereafter owing to the Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from the Borrower to the holder hereof, and may, upon the occurrence and during the continuance of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or to become due.

        Section 4.    Confession of Judgment.    The undersigned hereby irrevocably authorizes an attorney-at-law to appear for the undersigned in an action on this Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered. The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

        WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PRIMROSE SCHOOL FRANCHISING COMPANY, a Georgia corporation
By:	/s/ J. Derek Fuller
Name:	J. Derek Fuller
Title:	Vice President